SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                     THE SECURITIES AND EXCHANGE ACT OF 1934

               Date of report (date of earliest event reported):
                                 FEBRUARY 2, 2000


                           EARTH SEARCH SCIENCES, INC.
             (Exact name of registrant as specified in its charter)


      State of Utah                   0-19566                   87-0437723
(State of Incorporation)            (Commission              (I.R.S. Employer
                                       File No.)             Identification No.)



502 North 3rd Street, Suite #8, McCall, Idaho                     83638
  (Address of principal executive offices)                     (Zip code)


               Registrant's telephone number, including area code:
                                 (208) 634-7080


                                    No Change
          (Former Name or Former Address, if changed since last report)

Item 5.  OTHER EVENTS.

          EARTH SEARCH SCIENCES NAMES RORY STEVENS COMPANY'S FIRST CFO

         McCALL, Idaho - Larry Vance, founder and chairman of Earth Search Sciences, Inc., [OTCBB : EDIS] today announced that the company has appointed Rory J. Stevens, CPA, as its first chief financial officer.
         Vance said the billion-dollar-plus revenue potential from Earth Search Sciences' involvement in the Naval EarthMap Observer hyperspectral satellite program is strong evidence of the need for experienced leadership over the company's financial affairs.
          "Rory Stevens' appointment sends a message to the financial markets that Earth Search Sciences is serious about its commitment to focus growth, accountability and shareholder value," Vance said. "We are fortunate that our new CFO is a long-time advisor to the company, has already mastered the learning curve and has hit the ground running."
         Stevens, who has served on Earth Search's board of directors since 1994, assumes his new role with the company immediately. Stevens brings to Earth Search 16 years of accounting experience and a proven track record in financial and management reporting, tax planning and compliance, treasury functions, corporate insurance and internal controls for companies with $70 million in annual sales. For the past 11 years, he worked as the controller for Chiyoda International Corporation, an international engineering and construction company.
         "I look forward to my return to Idaho as I join Earth Search Sciences as a full-time member of the team offering leading high-technology services to important clients and partners," Stevens said.
         Stevens holds a master of professional accounting and a master of business administration (finance) from the University of Washington, and a bachelor of business administration (economics) from Boise State University.
         Earth Search Sciences, Inc., is a leading provider of commercial remote sensing services. The company's PROBE-1 hyperspectral remote sensing instruments provide quantifiable information to customers by measuring the "signature" light reflections of almost everything on the earth's surface.
         Earth Search Sciences last month was featured as the "technology tool of the next century" on a National Geographic EXPLORER (www.nationalgeographic.com/tv/) documentary covering the work of the Dian Fossey Gorilla Fund International to study habitat conditions of the endangered mountain gorilla in Rwanda. Last week, Forbes.com showcased on its home page an in-depth feature story about Earth Search's technology.
         The company delivers proprietary data to clients engaged in mineral and hydrocarbon exploration, environmental assessment and other activities that require highly accurate information from images. By employing software to analyze images captured by its proprietary remote sensing system, Earth Search Sciences enhances its customers' decision-making capabilities. The system enables precise mapping of large tracts of land quickly and economically.

                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                        EARTH SEARCH SCIENCES, INC.

                                        /s/ Larry F. Vance
                                        Chairman
February 02, 2000